UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2021

Keurig Dr Pepper Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 South Avenue, Burlington, Massachusetts 01803

(Address of principal executive offices, including zip code)

781-418-7000

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	KDP	Nasdaq Stock Market LLC

Item 8.01. Other Events.

On March 1, 2021, Keurig Dr Pepper Inc. (“KDP” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and SMBC Nikko Securities America, Inc., as representatives of the several underwriters named therein (the “Underwriters”) pursuant to which the Company agreed to issue and sell a total of $1,150 million aggregate principal amount of its 0.750% Senior Notes due 2024 (the “2024 Notes”), $500 million aggregate principal amount of its 2.250% Senior Notes due 2031 (the “2031 Notes”) and $500 million aggregate principal amount of its 3.350% Senior Notes due 2051 (the “2051 Notes” and, together with the 2024 Notes and the 2031 Notes, the “Notes”) to the Underwriters. The Company estimates that the net proceeds from the offering will be approximately $2,134 million (after underwriting discounts and offering expenses). The Underwriting Agreement contains customary representations and warranties, conditions to closing, indemnification rights, obligations of the parties and termination provisions.

The Company intends to use the net proceeds from the offering, together with cash on hand, to fund the redemption of certain outstanding senior unsecured notes and to permanently repay in full and terminate its term loan facility that matures in February 2023 and, in each case, to pay any related premiums, accrued and unpaid interest and fees and expenses related thereto.

The offering of the Notes was made pursuant to the Company’s registration statement on Form S-3 (File Nos. 333-233477 and 333-233506). The closing of the offering of the Notes is expected to occur on March 15, 2021, subject to the satisfaction of customary closing conditions.

The foregoing summary of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full and complete text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 1, 2021, by and among the Company and BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and SMBC Nikko Securities America, Inc., as representatives of the several underwriters named therein.

104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEURIG DR PEPPER INC.

By:	/s/ James L. Baldwin
Name: James L. Baldwin
Title: Chief Legal Officer, General Counsel and Secretary

Dated: March 4, 2021